Exhibit 32.1
SECTION 1350 CERTIFICATIONS*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), David A. Giljohann, Ph. D., President, Chief Executive Officer, and Interim Chief Financial Officer of Exicure, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 12, 2021

/s/ David A. Giljohann
David A. Giljohann, Ph.D.
President, Chief Executive Officer, and Interim Chief Financial Officer
(Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)

*	This certification accompanies the Quarterly Report on Form 10-Q, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.